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                                 EXHIBIT 23.3

                      CONSENT OF BARNA, KOWALL & COMPANY


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of OXIS International, Inc. (formerly DDI Pharmaceuticals, Inc.) and subsidiaries on Form S-3, of our report dated June 22, 1995, on the financial statements of Therox Pharmaceuticals, Inc. appearing in the Form 8-K/A Current Report of OXIS International, Inc. dated September 28, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


BARNA, KOWALL & COMPANY
December 16, 1996
Independence, Ohio

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